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                                                                    EXHIBIT 99.1

                                                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
[LAKES ENTERTAINMENT, INC. LOGO]                      130 CHESHIRE LANE
                                                      MINNETONKA, MN  55305
                                                      952-449-9092
                                                      952-449-9353 (fax)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Wednesday, December 10, 2003

             WORLD POKER TOUR JOINS FORCES WITH CASINOS NATIONWIDE
                      TO DEVELOP NEW WPT SATELLITE EVENTS


   THE GOALS ARE TO INCREASE OPPORTUNITIES FOR PLAYERS TO WIN A $25,000 ENTRY
          INTO THE WPT CHAMPIONSHIP, FOSTER RELATIONS WITH POKER ROOMS

LOS ANGELES (DECEMBER 10, 2003) -- As the WORLD POKER TOUR emerges as a smash hit on television and becomes the engine driving a huge increase in customers to poker rooms and casinos across the country, those not currently on the roster of WPT Tournament Member Casinos are asking how they can get in on the action.

The WPT now has an answer. The WPT and Lakes Entertainment, which owns 80% of the venture, have formalized a WPT Satellite program designed specifically to encourage casinos and online poker rooms to run low cost satellite events that will feed directly into the season-ending World Poker Tour Championship, April 19-23, 2004 at Bellagio, Las Vegas, where the total prize pool is estimated to reach over $5 million.

"Now that we have proven this successful formula works for our member casinos, we feel it is time to expand participation to other casinos in the poker industry," says Steve Lipscomb, founder and CEO. "By joining together we achieve many goals, not the least of which is the synergy that will enable casinos to improve the appeal of the game and draw a new generation of poker players."

By holding WPT Satellites, casinos can leverage the appeal of the WORLD POKER TOUR to attract new players that are likely to come back between tournaments, increasing revenues. They also receive exposure on the WPT website listing their satellites and if a player from their casino makes it to a WPT Final Table, the casino will be mentioned on the Travel Channel broadcast (Wednesdays, 9 p.m. ET/PT). The association with the wildly popular WORLD POKER TOUR, which has nearly 5 million devoted viewers a week and has been the force changing the image of the game and its players, brings added brand leverage, a competitive edge and increased credibility to each of the casinos hosting WPT Satellites.

Certainly one of the results of the effort will be to dramatically increase the prize pool for the WPT Championship. Last season, the event drew 111 players and offered a prize pool of $2.6




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million, with $1 million going to the winner. With the WPT Satellite program in place, the finals are expected to draw more than 200 players, resulting in a $5 million prize pool and $2 million first prize for the champion.

Here's how the events work: Casinos across the country create a WPT Satellite or series of tiered satellites within their casinos. Winners of each WPT Satellite go on to compete in a $2,600 satellite at Bellagio, Las Vegas, plus receive airfare and accommodations for two nights at an MGM Mirage property. Should they win their table at Bellagio, they receive a $25,000 entry into the WPT Championship game, and the WPT will extend their free accommodations until they are eliminated or win the tournament.

To maximize the value of the WPT Satellite program for both parties, the WPT will provide promotional assistance to each participating casino. This package includes artwork for advertising, promotional materials, templates for signage, promotional video, DVDs and publicity materials to build the buzz for the event. The winner of the WPT Championship will be profiled in the final televised show--spotlighting his journey to the finals and the casino. Casinos are also offered the opportunity to share in the proceeds from the sale of WPT merchandise.

Initial casinos that have enthusiastically signed up include Turning Stone Casino Resort (Verona, NY); Players Casino (Federal Way, WA); Spirit Mountain Casino (Willamina, OR), Village Club (Chula Vista, CA), Divi Carina Bay Casino (Christiansted, Virgin Islands), Wildhorse Casino Resort (Pendleton, OR), Six Card Charlies (Long Beach, WA), Planetpoker.com (online), and AbsolutePoker.com (online).

To explore hosting a WPT Satellite, contact Jack Malisow, Director of WPT Satellites, (800) 946-9464, ext. 7024. For merchandise queries, call Mary Blauert (ext. 8555).

About The World Poker Tour
The World Poker Tour has transformed poker into a televised mainstream sports sensation, creating record-setting ratings and capturing millions of new fans for America's favorite card game. The blockbuster series has riveted the nation's TV viewers thanks to its hallmarks--a blend of high caliber sports-style production shot from 13 different camera angles, expert commentary, cliffhanging "reality TV" drama and the WPT's signature "ace in the hole"--its revolutionary WPT Cams, that reveal the player's hidden cards, making it possible for audiences to feel like they're sitting in the seat making million dollar decisions on each hand. For information and media photos, go to www.media.worldpokertour.com. For information on the WORLD POKER TOUR, go to www.worldpokertour.com .The WORLD POKER TOUR airs Wednesday nights at 9 pm. ET/PT on The Travel Channel.

The World Poker Tour is a joint venture between Steven Lipscomb and Lakes Entertainment, Inc., which owns approximately 80% of WPT. Lakes currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. In addition, Lakes Entertainment has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming, which is currently being disputed by the Tribe. LAKES ENTERTAINMENT, INC. COMMON SHARES ARE TRADED ON THE NASDAQ NATIONAL MARKET UNDER THE TRADING SYMBOL "LACO".

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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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